Exhibit 99.1

VBI Vaccines Announces Positive Interim Phase 1b/2a Data for Hepatitis B

Immunotherapeutic in Patients with Chronic Infection

-	Interim data from low-dose cohorts achieved human proof-of-concept, demonstrating restoration of both antibody and T cell responses in chronically-infected hepatitis B (HBV) patients
-	Potent re-stimulation of T cell responses to HBV surface antigens seen in 67% (n=6/9) and 78% (n=7/9) of evaluable patients in the low-dose VBI-2601 unadjuvanted and adjuvanted study arms, respectively
-	Boosting of hepatitis B surface antigen antibodies observed in 60% (6/10) and 67% (6/9) of evaluable patients treated with VBI-2601 unadjuvanted and adjuvanted, respectively
-	Low-dose immunotherapeutic was well-tolerated with no safety signals observed
-	Data from the high-dose cohorts expected in Q1 2021
-	Conference call and webcast scheduled today at 8:30 AM ET

CAMBRIDGE, Mass. (November 18, 2020) – VBI Vaccines Inc. (Nasdaq: VBIV) (VBI), a commercial-stage biopharmaceutical company developing next-generation infectious disease and immuno-oncology vaccines, today announced positive interim clinical results from the ongoing Phase 1b/2a study of VBI-2601 (BRII-179), a novel recombinant, protein-based immunotherapeutic candidate for the treatment of chronic hepatitis B virus (HBV) infection, in development in collaboration with Brii Biosciences.

“These early data from the low-dose cohorts are very encouraging and provide a human proof-of-concept that leads us to believe VBI-2601 (BRII-179) could be an effective and critical component of a functional cure for chronic hepatitis B patients,” said Jeff Baxter, VBI’s President and CEO. “A functional cure for chronic hepatitis B is likely to require multiple components sufficient to (1) drive down HBV DNA, (2) drive down immunosuppressive HBV surface antigen, and (3) induce or restore HBV-specific long-term immunologic control against HBV infection. This study was designed to assess the ability of VBI-2601 (BRII-179) to induce or restore antibody and T cell responses against HBV. Responses seen to-date occur rarely in the natural history of this chronically-infected population. We are exploring various combinations of VBI-2601 (BRII-179) with other therapeutic modalities for the next phase of development to achieve functional cure.”

The low-dose cohorts of the ongoing two-part Phase 1b/2a evaluated VBI-2601 (BRII-179), unadjuvanted and adjuvanted, in combination with a nucleos(t)ide analogue (NUC) therapy, intended to reduce HBV DNA, vs. NUC therapy only, in chronically-infected HBV patients. Objectives of this early-stage study were to elicit immunologic responses known to be associated with functional immunity against HBV infection, including the stimulation of T cell immunity and the induction of antibody responses to HBV surface antigens (S, Pre-S1, Pre-S2). The interim data showed:

●	Potent re-stimulation of T cell responses to HBV surface antigens seen in 67% (n=6/9) and 78% (n=7/9) of evaluable patients in the low-dose VBI-2601 unadjuvanted and adjuvanted study arms, respectively
●	Antibody responses against HBV surface antigens were observed in 60% of evaluable patients (n=6/10) in the unadjuvanted cohort and in 67% (n=6/9) in the adjuvanted cohort
●	The low-dose, with and without the adjuvant, was well-tolerated with no safety signals observed

“Recent advances in the development of therapeutics for HBV infection have shown that strong reductions of both HBV DNA and circulating S-antigen are possible, however, restoration of HBV-specific antibody and T cell responses have historically been a challenge, underscoring the importance of a combination with an immunotherapeutic,” said David E. Anderson, Ph.D., VBI’s Chief Scientific Officer. “The levels of immune responses that we were able to elicit with the low dose of VBI-2601 (BRII-179) are an important achievement and we are working hard to be able to provide a solution for patients with such a complex and highly infectious virus.”

The Phase 1b/2a clinical study of VBI-2601 (BRII-179) is a randomized, controlled study designed to assess the safety, tolerability, and antiviral activity of VBI-2601 (BRII-179) in patients with chronic HBV infection. The study is designed as a two-part dose-escalation study assessing a low dose and a high dose of VBI-2601 (BRII-179), with and without an undisclosed adjuvant, and has enrolled 46 patients.

The HBV patients enrolled in the low-dose cohort of the study, including both E+ and E- patients, had baseline mean circulating levels of S-antigen of approximately 3 logs.

This study (ACTRN12619001210167) was conducted by our partner Brii Biosciences. Based on the results from this study, Brii Biosciences is planning to conduct additional combinations studies of VBI-2601 (BRII-179) within Asia-Pacific Economic Cooperation (APEC) and the greater China areas.

Conference Call and Webcast Details

VBI Vaccines will host a conference call and webcast with accompanying slides on Wednesday, November 18, 2020 at 8:30 AM ET. The live webcast and slide presentation can be accessed via the Events/Presentations page in the Investors section of the company’s website, or by clicking this link:

https://lifescipartners.zoom.us/webinar/register/WN_2Ax6LpmAQXWSgIqSSM0vlw

A replay of the webcast will be archived on the company’s website for 30 days following the live conference call.

About Hepatitis B

Hepatitis B is one of the world’s most significant infectious disease threats with more than 290 million people infected globally. HBV infection is the leading cause of liver disease and, with current treatments, it is very difficult to cure, with many patients going on to develop liver cancers. An estimated 780,000 people die each year from complications of chronic HBV such as liver decompensation and hepatocellular carcinoma.

About VBI Vaccines Inc.

VBI Vaccines Inc. (Nasdaq: VBIV) is a commercial-stage biopharmaceutical company developing a next generation of vaccines to address unmet needs in infectious disease and immuno-oncology. VBI is advancing the prevention and treatment of hepatitis B, with: (1) the only 3-antigen hepatitis B vaccine, Sci-B-Vac®, which is approved for use and commercially available in Israel and recently completed its Phase 3 program in the U.S., Europe, and Canada; and (2) an immunotherapeutic in development for a functional cure for chronic hepatitis B. VBI’s enveloped virus-like particle (eVLP) platform technology enables development of eVLPs that closely mimic the target virus to elicit a potent immune response. VBI’s lead eVLP programs include a vaccine immunotherapeutic candidate targeting glioblastoma (GBM), a prophylactic cytomegalovirus (CMV) vaccine candidate, and a prophylactic coronavirus vaccine program. VBI is headquartered in Cambridge, MA, with research operations in Ottawa, Canada, and research and manufacturing facilities in Rehovot, Israel.

Website Home: http://www.vbivaccines.com/

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Investors: http://www.vbivaccines.com/investors/

About Brii Biosciences

Brii Biosciences (Brii Bio) is committed to serving patients’ needs and improving public health by accelerating the development and delivery of breakthrough medicines through partnerships, best-in-class research and development, and the disruptive application of digital and data insight. With operations in the People’s Republic of China and the United States, the company is poised to serve as a bridge to deliver transformative medicines to patients, help create significant growth for our partners and establish an innovation engine to help improve the health and wellbeing of patients around the world. The company is developing treatments for illnesses with significant public health burdens, including infectious diseases, liver diseases, and CNS diseases . For more information, visit www.briibio.com.

Cautionary Statement on Forward-looking Information

Certain statements in this press release that are forward-looking and not statements of historical fact are forward-looking statements within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and are forward-looking information within the meaning of Canadian securities laws (collectively, “forward-looking statements”). The Company cautions that such statements involve risks and uncertainties that may materially affect the Company’s results of operations. Such forward-looking statements are based on the beliefs of management as well as assumptions made by and information currently available to management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, the impact of general economic, industry or political conditions in the United States or internationally; the impact of the ongoing COVID-19 pandemic on our clinical studies, manufacturing, business plan, and the global economy; the ability to establish that potential products are efficacious or safe in preclinical or clinical trials; the ability to establish or maintain collaborations on the development of therapeutic candidates; the ability to obtain appropriate or necessary governmental approvals to market potential products; the ability to obtain future funding for developmental products and working capital and to obtain such funding on commercially reasonable terms; the Company’s ability to manufacture product candidates on a commercial scale or in collaborations with third parties; changes in the size and nature of competitors; the ability to retain key executives and scientists; and the ability to secure and enforce legal rights related to the Company’s products. A discussion of these and other factors, including risks and uncertainties with respect to the Company, is set forth in the Company’s filings with the SEC and the Canadian securities authorities, including its Annual Report on Form 10-K filed with the SEC on March 5, 2020, and filed with the Canadian security authorities at sedar.com on March 5, 2020, as may be supplemented or amended by the Company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and factors, you are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. All such forward-looking statements made herein are based on our current expectations and we undertake no duty or obligation to update or revise any forward-looking statements for any reason, except as required by law.

VBI Contact

Nicole Anderson

Director, Corporate Communications & IR

Phone: (617) 830-3031 x124

Email: IR@vbivaccines.com